PRICING SUPPLEMENT NO. 97-08 Dated September 23, 1997  Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                              BENEFICIAL CORPORATION

                            Medium-Term Notes, Series I
                                 (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                               Interest
Principal                     Settlement     Maturity          Rate
Amount          CUSIP #       Date           Date              Per Annum


$32,000,000     08172MGP5     09/26/1997     09/26/2003        6.55%